Exhibit 99.B(j)(2)

CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the captions “Legal Counsel” and “Counsel” included in or made a part of Post-Effective Amendment No. 145 to the Registration Statement of PNC Funds on Form N-1A under the Securities Act of 1933, as amended.

/s/Ropes & Gray LLP
Ropes & Gray LLP

New York, NY

September 27, 2019